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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549




                                       FORM 8-K
                                    CURRENT REPORT


                          Pursuant to Section 13 or 15(d) of
                         The Securities Exchange Act of 1934



                                    JUNE 21, 1996
                          ---------------------------------
                   Date of Report (Date of earliest event reported)



                                    PETsMART, INC.
                          ---------------------------------
                (Exact name of registrant as specified in its charter)



   DELAWARE                      0-21888                       94-3024325
 --------------                -------------               ------------------
(State or other                (Commission                 (I.R.S. Employer
 jurisdiction of               File Number)                Identification No.)
 incorporation)



              10000 N. 31ST AVENUE, SUITE C-100, PHOENIX, ARIZONA  85051
          ------------------------------------------------------------------
                       (Address of principal executive offices)



                                    (602) 944-7070
                          ---------------------------------
                 (Registrant's telephone number, including area code)



                                                                      Page 1 of
                                                          Exhibit Index at Page



                                          1.

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ITEM 5.  INCREASE IN AUTHORIZED SHARES OF COMMON STOCK; STOCK SPLIT OF COMMON
         STOCK

    On June 21, 1996, the stockholders of the Company approved an increase, previously approved by the Board of Directors, in the authorized number of shares of the Company's Common Stock from 75,000,000 to 250,000,000. A Certificate of Amendment to the Company's Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on June 21, 1996.

    On July 19, 1996, the Company effected a 2-for-1 split of its common stock in the form of a dividend to its stockholders of record on July 8, 1996. Accordingly, the Description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A is amended and restated in its entirety as follows:

DESCRIPTION OF CAPITAL STOCK

    The authorized capital stock of the Company consists of 250,000,000 shares of Common Stock, $.0001 par value, and 10,000,000 shares of Preferred Stock, $.0001 par value.

COMMON STOCK

    As of September 1, 1996, there were 105,511,200 shares of Common Stock outstanding.

    The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of Common Stock are not entitled to cumulative voting rights with respect to the election of directors, and as a consequence, minority stockholders will not be able to elect directors on the basis of their votes alone. Subject to preferences that may be applicable to any then outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of the Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding Preferred Stock. Holders of Common Stock have no preemptive rights and no right to convert their Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable.

AUTHORIZED BUT UNISSUED PREFERRED STOCK

    The Board of Directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series. The issuance of Preferred Stock could adversely affect the voting power of holders of Common Stock and the likelihood


                                          2.

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that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of the Company. The Company has no present plan to issue any shares of Preferred Stock.

DELAWARE ANTI-TAKEOVER LAW AND CERTAIN CHARTER PROVISIONS

    The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law (the "Delaware Law"), an anti-takeover law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation's voting stock.

    The Company's Restated Certificate of Incorporation also requires that any action required or permitted to be taken by stockholders of the Company must be effected at a duly called annual or special meeting of the stockholders and may be not be effected by written consent. In addition, special meetings of the stockholders of the Company may be called only by the Chairman, the Chief Executive Officer or the Board of Directors of the Company. The Certificate of Incorporation also provides for a classified Board of Directors consisting of three classes of directors. In addition, the Restated Certificate of Incorporation provides that the authorized number of directors may be changed only by resolution of the Board of Directors. These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Common Stock of the Company is Norwest Bank Minnesota, N.A., South Saint Paul, Minnesota.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (c)  EXHIBITS.

         3.1 Certificate of Amendment to Restated Certificate of Incorporation, filed June 21, 1996 with the Secretary of State of Delaware.

         99.1  Press release announcing stock split.


                                          3.

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    Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  PETsMART, INC.




September 9, 1996                       By  /s/ C. Donald Dorsey
                                          -------------------------------------
                                            C. Donald Dorsey
                                            Executive Vice President and
                                            Chief Financial Officer


                                          4.

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                      INDEX TO FINANCIAL STATEMENTS AND EXHIBITS


Exhibit                                                         Sequential
Numbers  Description                                            Page number
- -------  -----------                                            -----------

3.1      Certificate of Amendment of Restated Certificate of
         Incorporation, filed June 21, 1996 with the
         Secretary of State of Delaware.

99.1     Press release announcing stock split.